Exhibit 99.2

EXECUTION VERSION

AGREEMENT TO RETIRE PARTNERSHIP INTEREST AND SECOND

AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT OF

ENDOWMENT ADVISERS, L.P.

by and among

SANDERS MORRIS HARRIS GROUP INC.

and

ENDOWMENT ADVISERS, L.P., THE ENDOWMENT FUND GP, L.P. and

THE ENDOWMENT FUND MANAGEMENT, LLC, and their respective partners and members,

dated as of

August 29, 2008

EXECUTION VERSION

TABLE OF CONTENTS

	ARTICLE I RETIREMENT, REDEMPTION AND WITHDRAWAL

1.1	REDEMPTION; CONSIDERATION	1

1.2	CONTINUATION OF PARTNERSHIP	3

1.3	TAX MATTERS	3

1.4	RELATED ENTITY INTERESTS	4

1.5	CLOSING	4

1.6	CLOSING DELIVERIES	4

	ARTICLE II REPRESENTATIONS AND WARRANTIES OF RETIRING PARTNER

2.1	CORPORATE ORGANIZATION	5

2.2	AUTHORIZATION; VALIDITY OF AGREEMENT	6

2.3	NO VIOLATIONS; CONSENTS AND APPROVALS	6

2.4	OWNERSHIP OF INTERESTS	7

2.5	ADEQUATE INFORMATION	7

2.6	INVESTMENT REPRESENTATIONS AND WARRANTIES OF RETIRING PARTNER	8

2.7	BROKERS	9

2.8	NO OTHER REPRESENTATIONS OR WARRANTIES	9

	ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE COMPANY

3.1	ORGANIZATION	9

3.2	AUTHORIZATION; VALIDITY OF AGREEMENT	9

3.3	NO VIOLATIONS; CONSENTS AND APPROVALS	10

3.4	DISCLOSURE; NO CONTROL TRANSACTIONS	10

3.5	INVESTMENT REPRESENTATIONS AND WARRANTIES OF THE COMPANY, TEF GP AND THE PARTNERSHIP	11

3.6	BROKERS	12

3.7	NO OTHER REPRESENTATIONS OR WARRANTIES	12

	ARTICLE IV CERTAIN COVENANTS AND AGREEMENTS

4.1	AMENDMENTS TO PARTNERSHIP AGREEMENT	13

4.2	PLACEMENT AGENT AGREEMENTS	16

4.3	ACCELERATION OF REDEMPTION CONSIDERATION	16

4.4	PREPAYMENT	18

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4.5	SUSPENSION OF CONTRIBUTION AND OPTION AGREEMENT	18

4.6	GENERAL MUTUAL RELEASE	18

4.7	CONSUMMATION OF THE TRANSACTIONS	19

4.8	REGULATORY MATTERS	19

4.9	ADDITIONAL AGREEMENTS	19

4.10	INDEMNIFICATION OF THE COMPANY, TEF GP AND THE PARTNERSHIP	20

4.11	INDEMNIFICATION OF RETIRING PARTNER	20

4.12	AFFIRMATIVE COVENANTS	20

4.13	NEGATIVE COVENANTS	22

4.14	CONFLICTS OF INTEREST, NON-COMPETITION	22

	ARTICLE V CONDITIONS TO CLOSING

5.1	CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE TRANSFER	23

5.2	CONDITIONS TO OBLIGATIONS OF RETIRING PARTNER	23

5.3	CONDITIONS TO OBLIGATIONS OF THE COMPANY, TEF GP AND THE PARTNERSHIP	24

	ARTICLE VI TERMINATION

6.1	TERMINATION	24

6.2	EFFECT OF TERMINATION	25

	ARTICLE VII MISCELLANEOUS

7.1	FEES AND EXPENSES	25

7.2	AMENDMENT; NO WAIVER	25

7.3	SURVIVAL	25

7.4	NOTICES	26

7.5	INTERPRETATION; CONSTRUCTION; TIME OF THE ESSENCE	27

7.6	HEADINGS; SCHEDULES	27

7.7	COUNTERPARTS	28

7.8	ENTIRE AGREEMENT	28

7.9	SEVERABILITY	28

7.10	ARBITRATION; GOVERNING LAW	28

7.11	ATTORNEYS’ FEES RECOVERABLE	28

7.12	ASSIGNMENT	29

7.13	PUBLIC ANNOUNCEMENTS	29

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Exhibit “A” –	Calculation of Internal Rate of Return
Exhibit “B” –	Form of Sub-Placement Agent Agreement

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EXECUTION VERSION

AGREEMENT TO RETIRE PARTNERSHIP INTEREST AND SECOND

AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT OF

ENDOWMENT ADVISERS, L.P.

This Agreement to Retire Partnership Interest and Second Amendment to the Limited Partnership Agreement of Endowment Advisers, L.P. (this “Agreement”) is dated as of August 29, 2008, by and among Sanders Morris Harris Group Inc., a Texas corporation (“Retiring Partner”), Endowment Advisers, L.P., a Delaware limited partnership (“Partnership”), The Endowment Fund GP, L.P., a Delaware limited partnership (“TEF GP”), and The Endowment Fund Management, LLC, a Delaware limited liability company and sole general partner of each of TEF GP and the Partnership (the “Company” or the “General Partner”), and the Partnership’s limited partners (other than Retiring Partner) listed on the signature pages hereof (collectively with the Company, the “Continuing Partners”).

WHEREAS, Retiring Partner and the Continuing Partners formed the Partnership pursuant to that certain Limited Partnership Agreement made effective February 23, 2004, as amended pursuant to that certain First Amendment to the Limited Partnership Agreement, dated effective May 1, 2006 (collectively and as amended herein, the “Partnership Agreement”);

WHEREAS, the parties have agreed that Retiring Partner’s entire right, title, and interest in the Partnership (the “Partnership Interest”) shall be retired and redeemed by the Partnership and Retiring Partner shall withdraw from the Partnership, upon the terms and conditions herein contained; and

WHEREAS, the parties further desire to provide for the complete redemption of Retiring Partner’s interests in the Company and TEF GP, upon the terms and conditions herein contained;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

RETIREMENT, REDEMPTION AND WITHDRAWAL

1.1 Redemption; Consideration. Upon the terms and subject to the conditions hereof, Retiring Partner agrees to sell, transfer and assign to the Partnership, and to withdraw from the Partnership, and the Partnership agrees to purchase and accept, from Retiring Partner all of the Partnership Interest held by Retiring Partner. In consideration for the retirement and redemption of the Partnership Interest, the Partnership agrees to distribute to Retiring Partner consideration consisting of an aggregate amount equal to $86,000,000, plus a 6% per annum internal rate of return, calculated on the balance outstanding from time to time as provided on Exhibit “A” attached hereto, less the Related Entity Interests Redemption Price actually paid to Retiring Partner at the Closing Date in accordance with Section 1.4 (the “Redemption Consideration”).

(a) The Partnership shall, to the extent funds are available for distribution as determined by the General Partner in good faith, taking into account all facts and circumstances at the time, distribute cash to Retiring Partner in each Calendar Quarter period equal to the greater of (i) 23.15% of the aggregate cash distributions of the Partnership, or (ii) the Minimum Quarterly Distribution (as increased under Section 1.1(b) below for any unpaid Shortfalls), until such time as Retiring Partner has received the entire Redemption Consideration.

(b) Retiring Partner shall be entitled to receive from the Partnership in each Calendar Quarter an amount equal to the Minimum Quarterly Distribution as a priority distribution before any cash distributions are made to any other Partner during such Calendar Quarter, to the extent funds are available for distribution as determined by the General Partner in good faith, taking into account all facts and circumstances at the time. If the Partnership fails to distribute the entire Minimum Quarterly Distribution in any Calendar Quarter, the difference between the Minimum Quarterly Distribution and the actual distribution made to Retiring Partner (the “Shortfall”) shall be added to the Minimum Quarterly Distribution amount for the next Calendar Quarter. Accordingly, the Minimum Quarterly Distribution for a particular Calendar Quarter shall be cumulative of all prior unpaid Shortfalls.

(c) For purposes of this Agreement, “Minimum Quarterly Distribution” means in any Calendar Quarter an amount equal to $3,000,000 (which amount shall be adjusted (up or down) by the General Partner in March of each year based on any percentage change in the U.S. Consumer Price Index for All Urban Consumers applicable to Houston – Galveston – Brazoria, Texas (all Items, Not Seasonally Adjusted) (the “CPI”), between December 31 of the preceding year and preceding December 31, with the March 2009 adjustment using any change in the CPI between the Effective Date through December 31), plus any unpaid Shortfall from preceding Calendar Quarters.

(d) The Redemption Consideration provided for in this Section 1.1 is the total consideration payable by the Partnership to Retiring Partner for the Partnership Interest, and Retiring Partner shall not retain an interest in, or be entitled to receive distributions of, any other Partnership assets, and shall not be considered a Partner from and after the Effective Date (as hereinafter defined) but shall be entitled to exercise its rights as Retiring Partner under the Partnership Agreement as amended herein.

(e) The Partnership has historically calculated earnings and made distributions thereof promptly following each Calendar Quarter. Retiring Partner acknowledges and agrees that it has received all distributions due to it through the second Calendar Quarter of 2008 (i.e., through June 30, 2008). The Partnership’s next quarterly distribution will be calculated based on earnings during the third Calendar Quarter, 2008, and paid in early October 2008. The Partnership will calculate such earnings promptly following the close of the current Calendar Quarter in accordance with past practices and Retiring Partner’s distribution in respect thereof shall be in the amount of Retiring

Partner’s pro rata share of such earnings in respect of its Partnership Interest for the actual time prior to the Effective Date that Retiring Partner was a partner of the Partnership.

1.2 Continuation of Partnership. The parties hereby agree that the Partnership shall continue and shall not be dissolved because of the retirement and redemption of the Partnership Interest or the withdrawal of Retiring Partner.

1.3 Tax Matters. The parties agree that:

(a) To the extent available, the Partnership shall allocate profits and gains for each fiscal period to Retiring Partner in an amount equal to the distributions made to Retiring Partner (other than a distribution designated as return of Capital Account of Retiring Partner) until Retiring Partner has been allocated an amount of profit and gain equal to the Redemption Consideration less 60% of the SMHG Ratable Incentive Payout (as defined in the Salient Agreement, which adjustment to allocations and distributions shall be made as between the holders of Class A interests, on the one hand, and Retiring Partner, on the other hand, and shall not affect the holders of Class B interests) less (i) the Code Section 736(b) payment set forth in Section 1.3(b)(i) below, and (ii) the Related Entity Interests Redemption Price set forth in Section 1.4 below.

(b) All amounts considered as distributions to Retiring Partner pursuant to Code Section 752(b) (the “Deemed Distributions”) and all distributions to Retiring Partner of cash pursuant to Section 1.1(a) hereof shall be treated as follows:

(i) An amount equal to $4,775,800, which is the agreed value of Retiring Partner’s interest in the Partnership’s property, shall be treated as payments in exchange for Retiring Partner’s interest in the Partnership’s property and considered distributions pursuant to Code Section 736(b) and corresponding provisions of any applicable state or local tax laws; and

(ii) The excess shall be treated as a distributive share of Partnership income pursuant to Code Section 736(a)(1) and corresponding provisions of any applicable state or local tax laws.

(c) Of the total distributions to Retiring Partner described in Section 1.3(b), all distributions shall be treated first as distributions with respect to Retiring Partner’s interest in Partnership property in the amount set forth in Section 1.3(b)(i) and thereafter as a distributive share of the Partnership’s income; provided, however, that to the extent payment of the Redemption Consideration is accelerated pursuant to Section 4.3 or prepaid pursuant to Section 4.4, and the Partnership does not have sufficient income to allocate to Retiring Partner with respect to the Redemption Consideration so accelerated or prepaid, such amount in excess of Partnership income shall be treated as a guaranteed payment pursuant to Code Section 736(a)(2) and the provisions of Subchapter K of the Code.

(d) Retiring Partner’s distributive share of the Partnership’s income, gain, loss, and deduction for the taxable year of the Partnership that includes the Effective Date shall be determined on the basis of an interim closing of the books of the Partnership as of the close of business on the Effective Date and shall not be based upon a proration of such items for the entire taxable year. Retiring Partner shall not be allocated a distributive share of any Partnership items for any subsequent year except to the extent such allocations are required by or are consistent with the provisions of this Agreement.

(e) The parties shall each file all required Federal, state, and local income tax returns and related returns and reports in a manner consistent with the foregoing provisions of this Section 1.3.

1.4 Related Entity Interests. Upon the terms and subject to the conditions hereof, Retiring Partner agrees to sell, transfer and assign to the Company and to TEF GP, and each of the Company and TEF GP agrees to purchase and accept, or cause to be purchased or accepted, from Seller all of Retiring Partners right, title and interest in and to the Company’s membership interests and TEF GP’s limited partnership interests (collectively, the “Related Entity Interests”) held by Retiring Partner, respectively, in exchange for a payment of $10,000 in cash at the Closing (the “Related Entity Interests Redemption Price”).

1.5 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the sale and purchase of the Interests (the “Transfer”) and the other transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution of this Agreement, at the offices of Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas 77002, unless another date and/or place is agreed to in writing by Retiring Partner and the Company (the “Closing Date”). For all purposes, the Transfer shall be deemed effective as of the close of business on August 31, 2008 (“Effective Date”), and Retiring Partner shall not be entitled to further distributions or allocations in respect of the Partnership Interest or the Related Entity Interests (collectively, the “Interests”) from and after such time; provided, however, that Retiring Partner shall be entitled to a distribution in respect of Partnership earnings in the amount of Retiring Partner’s pro rata share of such earnings in respect of its Partnership Interest for the actual time prior to the Effective Date that Retiring Partner was a partner of the Partnership pursuant to Section 1.1(e).

1.6 Closing Deliveries. At the Closing, the parties shall deliver the following documents, and take the following actions, all of which deliveries and actions shall be deemed to occur simultaneously and none of which shall be effective until all have occurred; provided, however, that the transactions contemplated in this Agreement shall, as among the parties hereto, be deemed to have occurred as of the Effective Date:

(a) Retiring Partner shall deliver, or cause to be delivered, to the Partnership, TEF GP or the Company, as applicable, as consideration for the Redemption Consideration and the Related Entity Interests Redemption Price:

(i) one or more assignments of partnership and limited liability company interest, together with certificates representing the Interests, if any, and documents duly executed by Retiring Partner in favor of the Company and TEF GP (as applicable), as transferee, as necessary to validly and duly deliver, transfer, assign and convey such Related Entity Interests, free and clear of all Encumbrances (as defined in Section 2.4(a));

(ii) a termination of all rights and obligations of the parties and their affiliates under that certain Contribution and Option Agreement, dated April 28, 2003, as finally amended by that certain Amendment, dated July 21, 2008 (collectively, the “Contribution and Option Agreement”);

(iii) a secretary’s certificate, certifying as to the incumbency of the officers of Retiring Partner executing this Agreement and the other instruments contemplated hereunder in connection with the Closing and as to requisite corporate approvals having been obtained; and

(iv) such other instruments reasonably requested by the Partnership or the Company and in form and substance reasonably acceptable to Retiring Partner.

(b) At the Closing, the Partnership, TEF GP and the Company shall deliver, or cause to be delivered, as consideration for the Interests:

(i) the Related Entity Interests Redemption Price, in cash by wire transfer of immediately available funds;

(ii) secretary’s certificates, certifying as to the incumbency of the officers of the Company, TEF GP and the Partnership executing this Agreement and the other instruments contemplated hereunder in connection with the Closing and as to requisite approvals having been obtained; and

(iii) such other instruments reasonably requested by Retiring Partner and in form and substance reasonably acceptable to the Partnership, TEF GP and the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF RETIRING PARTNER

Retiring Partner hereby represents and warrants to the Company, TEF GP and the Partnership as follows:

2.1 Corporate Organization. Retiring Partner is a corporation duly formed, validly existing, and in good standing, under the laws of the jurisdiction of its formation, has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

2.2 Authorization; Validity of Agreement. Retiring Partner has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Retiring Partner of this Agreement and the consummation by Retiring Partner of the transactions contemplated hereby have been duly authorized by the board of directors of Retiring Partner and no other proceedings on the part of Retiring Partner are necessary to authorize the execution and delivery of this Agreement by Retiring Partner and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Retiring Partner and, assuming due authorization, execution and delivery of this Agreement by the Company, TEF GP and the Partnership, is a valid and binding obligation of Retiring Partner enforceable against it in accordance with its terms, except that such enforcement may be subject to or limited by (a) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.3 No Violations; Consents and Approvals.

(a) Neither the execution, delivery or performance of this Agreement by Retiring Partner nor the consummation by Retiring Partner of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or bylaws or similar governing documents of Retiring Partner, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which Retiring Partner is a party or by which it or any of its assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Retiring Partner or any of its assets; except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not materially impair the ability of Retiring Partner to consummate the transactions contemplated by this Agreement (a “Retiring Partner Material Adverse Effect”).

(b) No material filing or registration with, notification to, or authorization, consent or approval of, any administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) or any third party is legally required to be made by Retiring Partner in connection with the execution, delivery or performance of this Agreement by Retiring Partner or the consummation by Retiring Partner of the transactions contemplated hereby.

2.4 Ownership of Interests.

(a) Partnership Interest. Retiring Partner is the owner of record and beneficial owner of the Partnership Interest, which is comprised of a 22.919% Class A limited partnership interest of the Partnership and a 22.919% Class B limited partnership interest of the Partnership, in each case free and clear of any liens, charges, encumbrances, pledges, options, trusts, voting trusts and agreements, restrictions (including, without limitation, transfer restrictions), partnership agreement, adverse rights or claims and security interests whatsoever (collectively, “Encumbrances”), other than those arising under the Partnership Agreement which are being unanimously waived as of the Closing Date by the partners of the Partnership, and Retiring Partner has the sole right, power and authority to dispose of and transfer such Partnership Interest to the Partnership.

(b) Interests in TEF GP. Retiring Partner is the owner of record and beneficial owner of a 22.919% Class A limited partnership interest of TEF GP and a 22.919% Class B limited partnership interest of TEF GP, in each case free and clear of any Encumbrances, other than those arising under the Amended and Restated Limited Partnership Agreement of TEF GP dated as of May 10, 2004, as amended by that certain First Amendment to Amended and Restated Limited Partnership Agreement dated May 26, 2006 (together, the “GP Partnership Agreement”), which are being unanimously waived as of the Closing Date by the partners of the Partnership, and Retiring Partner has the sole right, power and authority to dispose of and transfer such Interests to TEF GP.

(c) Membership Interests of the Company. Retiring Partner is the owner of record and beneficial owner of a 23.15% Class A membership interests of the Company and a 23.15% Class B membership interest of the Company, free and clear of any Encumbrances, other than those arising under the Amended and Restated Operating Agreement of the Company dated as of May 10, 2004, as amended by that certain First Amendment to Amended and Restated Operating Agreement dated May 26, 2006 (together, the “LLC Agreement”) which are being unanimously waived as of the Closing Date by the members of the Company, and Retiring Partner has the sole right, power and authority to dispose of and transfer such Interests to the Company.

(d) No Other Interests in the Partnership, TEF GP or the Company. Other than the Interests, Retiring Partner has no other ownership or interest (whether equity, debt, securities convertible into equity or otherwise), and following the Closing Retiring Partner shall have no such ownership or interest (other than rights to the Redemption Consideration), in any of the Partnership, TEF GP or the Company or any of their affiliates (as defined in the Partnership Agreement).

2.5 Adequate Information. Retiring Partner acknowledges and agrees that the transactions contemplated herein have been negotiated as an alternative to the appraisal process under the Contribution and Option Agreement. Retiring Partner has engaged third-party experts to advise it in connection with such appraisal process and the valuation of the Interests, including FMV Opinions, Inc. Accordingly, Retiring Partner has adequate information concerning the business and financial condition and prospects of the Company, TEF GP and the Partnership to make an informed decision regarding the sale of the Interests. Seller has independently and without reliance on the Company, TEF GP, the Partnership or their agents (other than the express representations and warranties contained in Article III hereof) made its own investigation, analysis and decision to enter into this Agreement and to sell the Interests in accordance with the terms and conditions herein contained in order to provide certainty and finality to the appraisal process under the Contribution and Option Agreement. Based upon the entirety of the representations, warranties, conditions, covenants and agreements set forth herein, Seller is satisfied that the consideration Seller is receiving is fair and adequate consideration for the Interests.

2.6 Investment Representations and Warranties of Retiring Partner.

(a) Investment Intent. Retiring Partner is acquiring the Redemption Consideration purchased hereunder for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state and “blue sky” laws, and none has any present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act and applicable state and “blue sky” laws.

(b) Risk of Loss; Sophistication. Retiring Partner is (i) an “Accredited Investor” within the meaning of Regulation 501(a) of the Securities Act, and (ii) able to fend for itself, can bear the economic risk of the investment in the Redemption Consideration, has adequate means for providing for its current needs and personal contingencies, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Redemption Consideration and can afford a complete loss of its investment.

(c) No Registration of Redemption Consideration; Restricted Security; Investment Risk. Retiring Partner acknowledges that (i) the Redemption Consideration has not been registered under the Securities Act or qualified under any applicable blue sky laws in reliance, in part, on its representations, warranties, and agreements herein (including, without limitation, the representations and warranties with respect to the bona fide nature of the investment intent); (ii) the Partnership is under no obligation to register or qualify the Redemption Consideration under the Securities Act or under any state securities law, or to assist Retiring Partner in complying with any exemption from registration and qualification; (iii) the Redemption Consideration constitutes “restricted securities” under the Securities Act in that the Redemption Consideration will be acquired from the Partnership (as issuer) in a transaction not involving a public offering, and that the Redemption Consideration may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Redemption Consideration or an available exemption from registration under the Securities Act, such securities must be held indefinitely; (iv) there is no public market for the Redemption Consideration and none is expected to develop, and that, accordingly, it may not be possible to liquidate its investment in the Redemption Consideration; and (v) the Redemption Consideration is a speculative investment which involves a substantial degree of risk of loss.

2.7 Brokers. Other than FMV Opinions, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Retiring Partner. Retiring Partner is solely responsible for the fees and expenses of FMV Opinions, Inc., which fees and expenses shall be paid by Retiring Partner at the Closing.

2.8 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE II OR IN ANY DOCUMENT, CERTIFICATE, OR OTHER WRITING FURNISHED OR TO BE FURNISHED BY RETIRING PARTNER TO THE COMPANY, TEF GP, AND THE PARTNERSHIP PURSUANT HERETO OR IN CONNECTION HEREWITH, RETIRING PARTNER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER TO THE COMPANY, TEF GP OR THE PARTNERSHIP, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE INTERESTS AND THE TRANSACTIONS SET FORTH HEREIN. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW, THE DISCLAIMERS CONTAINED WITHIN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE COMPANY

Each of the Company, TEF GP and the Partnership hereby jointly and severally represents and warrants to Retiring Partner as follows:

3.1 Organization. Each of the Company, TEF GP and the Partnership is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

3.2 Authorization; Validity of Agreement. Each of the Company, TEF GP and the Partnership has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Company, TEF GP and the Partnership of this Agreement and the consummation by the Company, TEF GP and the Partnership of the transactions contemplated hereby have been duly authorized by the board of managers of the Company (both on its own behalf and as general partner of the Partnership and TEF GP), the members of the Company and the partners of the Partnership and TEF GP, and no other proceedings on the part of either the Company, TEF GP or the Partnership is necessary to authorize the execution, delivery or performance of this Agreement by the Company, TEF GP or the Partnership, as the case may be, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Company, TEF GP and the Partnership and, assuming due authorization, execution and delivery of this Agreement by Retiring Partner, is a valid and binding obligation of each of the Company, TEF GP and the Partnership enforceable against it in accordance with its terms, except that such enforcement may be subject to or limited by (a) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.3 No Violations; Consents and Approvals.

(a) Neither the execution and delivery of this Agreement by the Company, TEF GP or the Partnership, nor the consummation by the Company, TEF GP or the Partnership of the transactions contemplated hereby will (i) violate any provision of the certificate of formation, LLC Agreement, Partnership Agreement or similar governing documents of the Company, TEF GP or the Partnership, respectively, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which the Company, TEF GP or the Partnership is a party or by which it or any of its assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, TEF GP or the Partnership or any of its assets; except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not materially impair the ability of the Company, TEF GP or the Partnership to consummate the transactions contemplated by this Agreement (a “Purchaser Material Adverse Effect”).

(b) Other than acknowledgment by the Board of Directors of each of The Endowment Master Fund, L.P., The Endowment Registered Fund, L.P. and The Endowment TEI Fund, L.P., that the transactions contemplated herein do not constitute an “assignment” of the Partnership’s investment management agreements with such funds within the meaning of Sections 2(a)(4) and 15(a)(4) of the Investment Company Act of 1940, as amended, or Sections 202(a)(1) and 205(a)(2) of the Investment Advisers Act of 1940, as amended, no material filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity or any third party is legally required to be made by the Company, TEF GP or the Partnership in connection with the execution and delivery of this Agreement or the consummation by the Company, TEF GP and the Partnership of the transactions contemplated hereby.

3.4 Disclosure; No Control Transactions.

(a) Each of the Company, TEF GP and the Partnership hereby represents and warrants to Retiring Partner that they have provided and made available to Retiring Partner and its advisors information, as requested by Retiring Partner or its advisors from time to time, regarding the respective financial condition, results of operations, businesses and properties of the Company and the Partnership (collectively,

“Information”). The Information includes actual financial statements for the seven months ended July 31, 2008, and the 2008 budget, but does not include any projections (and no representation or warranty is made with respect to any projections, future results of operations or other forward looking statements). The Information includes a list of all current distribution arrangements relating to The Endowment Fund; there are no other current or pending distribution arrangements relating to The Endowment Fund. To the best knowledge of the Company, TEF GP and the Partnership, the Information is true, correct, accurate and complete.

(b) Except for the potential launch of similar and comparable competitive products by existing or prospective distribution partners, and except for general macroeconomic conditions that affect the Partnership’s business, the Company, TEF GP and the Partnership know of no matter which has not been disclosed to Retiring Partner pursuant to this Agreement which materially and adversely affects, or will materially and adversely affect, the financial condition, results of operations, businesses or properties of the Company, TEF GP, or the Partnership or the ability of the Company, TEF GP or the Partnership to consummate the transactions contemplated hereby.

(c) Each of the Company, TEF GP and the Partnership represents and warrants to Retiring Partner (and Retiring Partner acknowledges) that the Optionors (as defined under the Contribution and Option Agreement) have been actively engaged in discussions with potential investors, lenders and other sources of financing in connection with their financing needs for the acquisition of the Partnership Interest at the conclusion of the appraisal process under the Contribution and Option Agreement; provided, however, that none of the Company, TEF GP, the Partnership or the Optionors has entered into material discussions relating to, nor does any of them have any present intention to consummate, any transaction or series of transactions that would result in acceleration of the Redemption Consideration under Section 4.3.

3.5 Investment Representations and Warranties of the Company, TEF GP and the Partnership.

(a) Investment Intent. Each of the Company, TEF GP and the Partnership is acquiring the Interests purchased hereunder for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act and applicable state and “blue sky” laws, and none has any present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act and applicable state and “blue sky” laws.

(b) Risk of Loss; Sophistication. Each of the Company, TEF GP and the Partnership is (i) an “Accredited Investor” within the meaning of Regulation 501(a) of the Securities Act, and (ii) able to fend for itself, can bear the economic risk of the investment in the Interests, has adequate means for providing for its current needs and personal contingencies, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Interests and can afford a complete loss of its investment.

(c) No Registration of Interests; Restricted Security; Investment Risk. Each of the Company, TEF GP and the Partnership acknowledges that (i) the Interests have not been registered under the Securities Act or qualified under any applicable blue sky laws in reliance, in part, on its representations, warranties, and agreements herein (including, without limitation, the representations and warranties with respect to the bona fide nature of the investment intent); (ii) Retiring Partner is under no obligation to register or qualify the Interests under the Securities Act or under any state securities law, or to assist the Company, TEF GP or the Partnership in complying with any exemption from registration and qualification; (iii) the Interests are “restricted securities” under the Securities Act in that the Interests will be acquired from an affiliate of the Company, TEF GP and the Partnership, as applicable, in a transaction not involving a public offering, and that the Interests may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Interests or an available exemption from registration under the Securities Act, such securities must be held indefinitely; (iv) there is no public market for the Interests and none is expected to develop, and that, accordingly, it may not be possible to liquidate its investment in the Interests; and (v) the Interests are speculative investments which involve a substantial degree of risk of loss.

3.6 Brokers. Except for Allen & Co., LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, TEF GP or the Partnership. 740 Partners, L.P. is solely responsible for the fees and expenses of Allen & Co., LLC incurred in connection with this Agreement, which fees and expenses shall be paid by 740 Partners, L.P. at the Closing.

3.7 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III OR IN ANY DOCUMENT, CERTIFICATE, OR OTHER WRITING FURNISHED OR TO BE FURNISHED BY THE COMPANY, TEF GP, OR THE PARTNERSHIP TO RETIRING PARTNER PURSUANT HERETO OR IN CONNECTION HEREWITH, NONE OF THE COMPANY, TEF GP, OR THE PARTNERSHIP MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER TO RETIRING PARTNER, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE INTERESTS AND THE TRANSACTIONS SET FORTH HEREIN. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW, THE DISCLAIMERS CONTAINED WITHIN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE IV

CERTAIN COVENANTS AND AGREEMENTS

4.1 Amendments to Partnership Agreement. In order to more effectively integrate the provisions of this Agreement with the Partnership Agreement, certain sections of the Partnership Agreement are specifically amended as follows, as of the Effective Date:

(a) Sub-clause 1.1 is amended to add the following new definitions and to replace existing definitions of “Limited Partner,” “Partner,” “Partnership Interest” and “Sharing Ratio” as indicted below:

“Calendar Quarter” means the four three-month periods comprising the calendar year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

“Code Section 736(b) Payment” means a payment described in Code Section 736(b).

“Continuing Partners” means the General Partner and the Limited Partners; for the avoidance of doubt, Retiring Partner is not a Continuing Partner.

“Effective Date” has the meaning given to it in the Retirement Agreement.

“Limited Partner” means those Partners designated as Continuing Partners in the Retirement Agreement, and such other Persons admitted to the Partnership other than as a General Partner; for the avoidance of doubt, Retiring Partner is not a Limited Partner.

“Minimum Quarterly Distribution” means in any Calendar Quarter an amount equal to $3,000,000 (which amount shall be adjusted (up or down) in March of each year based on any percentage change in the U.S. Consumer Price Index for All Urban Consumers applicable to Houston – Galveston – Brazoria, Texas (All Items, Not Seasonally Adjusted) (the “CPI”), between December 31 of the preceding year and preceding December 31, with the March 2009 adjustment using any change in the CPI between the Effective Date through December 31), plus any unpaid Shortfall (as defined in sub-clause 12.6) from preceding Calendar Quarters.

“Partner” means the General Partner or a Limited Partner; for the avoidance of doubt, (i) Retiring Partner is not a Partner, and (ii) holders of an interest in Partnership profits are Partners for purposes of the allocation and distribution provisions of this Agreement.

“Partnership Interest” means an interest or interests representing interests in the capital, profits and losses of the Partnership; for the avoidance of doubt, Retiring Partner shall not have any Partnership Interest.

“Redemption Consideration” means the aggregate amount payable to Retiring Partner pursuant to that certain Agreement to Retire Partnership Interest and Second Amendment to the Limited Partnership Agreement of Endowment Advisers, L.P., which amount may be accelerated pursuant to the terms of Section 4.3 thereof or prepaid pursuant to the terms of Section 4.4 thereof.

“Retirement Agreement” means that certain Agreement to Retire Partnership Interest and Second Amendment to the Limited Partnership Agreement of Endowment Advisers, L.P., dated August 29, 2008, by and among the Partnership, the Continuing Partners and Retiring Partner.

“Retiring Partner” means, Sanders Morris Harris Group Inc. or its permitted assignee or successor in interest.

“Sharing Ratio” shall mean the Partnership interest owned by a particular Partner, divided by all of the Partnership Interests outstanding (Sharing Ratios may be calculated for the Partnership as a whole or with respect to each Class of Partnership Interests of the Partnership); for the avoidance of doubt, Retiring Partner shall not have a Sharing Ratio.

(b) Existing sub-clause 11.3(a)(iii) is renumbered sub-clause 11.3(a)(iv) and a new sub-clause 11.3(a)(iii) is added to read in full as follows:

“Thereafter, to Retiring Partner in an amount equal to the distributions made to Retiring Partner (other than a distribution which is designated as a Code Section 736(b) Payment), until Retiring Partner has been allocated an amount of profit and gain equal to the Redemption Consideration less the amount of Retiring Partner’s Code Section 736(b) Payment.”

(c) Sub-clause 11.3(b) is amended to read in full as follows:

“(b) Losses. Subject to the limitations of sub-clause 11.3(c), after giving effect to the special allocations and sub-clauses 9.15(c), 11.4 and 11.5, and Clause 15, losses for any fiscal period shall be allocated to the Continuing Partners in accordance with their respective Sharing Ratios.”

(d) Sub-clause 11.3 is amended to add a new sub-clause 11.3(d) to read as follows:

“(d) Allocations to Follow Cash. Notwithstanding any provision to the contrary herein contained, allocations under this Agreement (including, without limitation, special and other allocations under sub-clauses 6.1, 9.15(c), 11.4 and 11.5 and Clause 15) to a Continuing Partner or Retiring Partner shall be made in the cumulative amount of cash distributions received by or accrued for such Continuing Partner or Retiring Partner, with any allocations in excess of the cumulative amount of cash distributions received by or accrued for a Continuing Partner or Retiring Partner being made to the Continuing Partners only on a pro rata basis in the proportion that the cumulative amount of cash received by such Continuing Partner bears to the aggregate cumulative amount of cash received by all Continuing Partners.”

(e) Sub-clause 11.3 is amended to add a new sub-clause 11.3(e) to read as follows:

“(e) Allocations in 2008. Retiring Partner’s distributive share of the Partnership’s income, gain, loss and deduction for the taxable year of the Partnership that includes the Effective Date of Retiring Partner’s withdrawal from the Partnership shall be determined on the basis of an interim closing of the books of the Partnership as of the close of business on such Effective Date of withdrawal and shall not be based upon a proration of such items for the entire taxable year.”

(f) A new sub-clause 11.6 is added to read as follows:

“In the event of acceleration of payment or prepayment of the Redemption Consideration, if the Partnership does not have sufficient gains or profits with respect to the year in which such acceleration or prepayment occurs to allocate to Retiring Partner with respect to the Redemption Consideration so accelerated or prepaid, such amount in excess of Partnership gains or profits shall be treated as a guaranteed payment pursuant to Code Section 736(a)(2) and the provisions of Subchapter K of the Code.”

(g) Clause 12 is amended by adding a new sub-clause 12.6 to read as follows:

“Notwithstanding any other provision of this Clause 12, until Retiring Partner has received the entire Redemption Consideration, Retiring Partner shall be entitled to receive from the Partnership in each Calendar Quarter an amount equal to the Minimum Quarterly Distribution to Retiring Partner as a priority distribution before any cash distributions are made to any other Partner, to the extent funds are available for distribution as determined by the General Partner in good faith, taking into account all facts and circumstances at the time. If the Partnership fails to distribute the entire Minimum Quarterly Distribution in any Calendar Quarter, the difference between the Minimum Quarterly Distribution and the actual distribution made to Retiring Partner (the “Shortfall”) shall be added to the Minimum Quarterly Distribution amount for the next Calendar Quarter. Thereafter, distributions shall be made as follows: (a) to the Continuing Partners until the total Partnership distributions are in the ratio of 23.15% to Retiring Partner and 76.85% to the Continuing Partners, and then (b) in the ratio of 23.15% to Retiring Partner and 76.85% to the Continuing Partners.”

(h) Sub-clause 23.1 is amended to read in full as follows:

“Subject to sub-clauses 23.2 and 23.3, this Agreement may be amended at any time provided that such amendment shall be effective only if approved by a Special Majority in Interest (provided that any amendment materially changing the rights or obligations of a Partner or a Retiring Partner shall require the consent of such Partner or Retiring Partner, and any amendment removing or changing the powers, rights and duties of the General Partner shall require the consent of the General Partner).”

(i) Sub-clause 26.3 is amended as follows:

Existing sub-clause 26.3.2 is amended to read in full as follows:

“second, to Retiring Partner in an amount equal to the remaining unpaid Redemption Consideration.”

A new sub-clause 26.3.3 is added to read in full as follows:

“third, to the Continuing Partners pro rata in accordance with their respective Capital Accounts.”

4.2 Placement Agent Agreements. With respect to all Placement Agent Agreements to which SMH Capital Inc. (“SMH Capital”), a wholly-owned subsidiary of Retiring Partner, which is a registered broker/dealer and member of the Financial Industry Regulatory Authority (“FINRA”), is a party, Retiring Partner shall use its commercially reasonable efforts to request that SMH Capital assign to the Partnership’s designee that is a registered broker/dealer or terminate such Placement Agent Agreements and as a condition to such assumption or termination, the counterparties to such Placement Agent Agreements shall enter into new placement or sub-placement agent agreements in the form attached hereto as Exhibit “B” with the Partnership’s designee that is a registered broker/dealer and FINRA member. In furtherance and not in limitation of the foregoing, for no additional consideration, Retiring Partner agrees to cause SMH Capital to continue to fulfill the functions of broker/dealer as it has done prior to the date hereof, for a period not to exceed the earlier to occur of one hundred twenty (120) days following the Closing Date, or such date as Salient Capital, L.P. has completed its registration with Securities and Exchange Commission and FINRA.

4.3 Acceleration of Redemption Consideration. In the event that:

(a) an Event of Default (as defined below) occurs;

(b) any “person” (as such term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Continuing Partners or their respective affiliates or any person who currently is or at the time of acquisition has been for at least six months an employee of the Partnership, Salient Partners, L.P. or Morgan Creek Capital Management, LLC, or their respective affiliates, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of partnership interests of the Partnership representing 50% or more of the aggregate partnership interests of the Partnership (across all classes);

(c) Morgan Creek Capital Management, LLC or any affiliate thereof becomes the beneficial owner of Class A interests of the Partnership that would result in such person holding more than 75% of the aggregate partnership interests of the Partnership (across all classes);

(d) the partners of the Partnership, or the Partnership, shall approve or enter into (i) a merger or consolidation of the Partnership with any other entity, other than a merger or consolidation that would result in the partnership interests of the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting interests of the surviving entity) more than 50% of the combined voting power of the voting interests of the Partnership (across all classes) or such surviving entity outstanding immediately after such merger or consolidation, or (ii) an agreement for the sale or disposition of the Partnership or of all or substantially all of the assets of the Partnership;

(e) as a result of an equity sale, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the board of managers of the Company immediately before the transaction or whose election was approved by a majority of the persons who were members of the board of managers of the Company immediately before the transaction shall cease to constitute a majority of the board of managers of the Company or any successor to the Partnership; or

(f) default shall be made in the due performance or observance of any covenant under this Agreement, and such default shall have continued for a period of 30 days after written notice thereof to the Partnership from Retiring Partner, then upon such event, the Redemption Consideration shall immediately become due and payable; for the avoidance of doubt, Retiring Partner acknowledges and agrees that one or more of the Continuing Partners holding Class A interests in the Partnership may contribute such interests to 740 Partners, L.P. and/or Salient Partners, L.P. in exchange for partnership interests therein; Retiring Partner consents to such contribution for all purposes, and such contribution shall not trigger an acceleration of the Redemption Consideration under this Section 4.3 or require any notice to Retiring Partner under Section 4.12(g).

An “Event of Default” as used herein shall mean (a) the institution by the Partnership of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Partnership, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Partnership in furtherance of any such action, or (b) if, within 60 days after the commencement of an action against the Partnership (and service of process in connection therewith on the Partnership) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Partnership or all orders or proceedings thereunder affecting the operations or the business of the Partnership stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Partnership of any trustee, receiver or liquidator of the Partnership or of all or any substantial part of the properties of the Partnership, such appointment shall not have been vacated.

4.4 Prepayment. The Partnership in its sole and absolute discretion may prepay the Redemption Consideration in part or in full at any time without penalty.

4.5 Suspension of Contribution and Option Agreement. From the date hereof until the earlier to occur of the Closing or the termination of this Agreement, the parties’ rights and obligations under the Contribution and Option Agreement, including with respect to the appraisal process under Section 8.1 thereof that was underway prior to this Agreement having been entered into, shall be suspended and the parties agree to a standstill with respect thereto during such period (i.e., no party to the Contribution and Option Agreement shall be entitled to exercise any right or remedy until this Agreement has been terminated, it being acknowledged and agreed that should the transactions contemplated under this Agreement close, the Contribution and Option Agreement becomes moot per Section 1.3(a)(ii)). In the event this Agreement is terminated, then the appraisal process shall resume with the same valuation date reflected in the two appraisals already completed, and the parties shall cause the two appraisers to select the third appraiser as contemplated in Section 8.1 of the Contribution and Option Agreement by 5:00 p.m. Houston time on the fifth Business Day (as defined in the Contribution and Option Agreement) following the termination date of this Agreement, with the period for such third appraiser to deliver its appraisal (and all other time periods) starting from and after such time as contemplated in Section 8.1 of the Contribution and Option Agreement.

4.6 General Mutual Release. For value received, effective as of the Effective Date, Retiring Partner, on the one hand, and the parties to this Agreement other than Retiring Partner, on the other hand, each for itself and for each and all of its past, present, and future predecessors, successors, assigns, affiliates, licensees, transferees, principals, servants, agents, partners, associates, officers, directors, managers, employees, representatives, members, shareholders, attorneys, insurers, legal representatives, descendants, dependents, heirs, executors, administrators, and all other persons (collectively, the “Successors in Interest”) hereby and forever releases, knowingly waives, discharges and agrees to indemnify and hold harmless such other party and each and all of each other party’s Successors in Interest, from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses, damages, judgments, and orders of whatever kind or nature, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed, do presently exist, or may exist, relating to the Contribution and Option Agreement, the Interests conveyed herein, the Partnership, TEF GP or the Company, or their respective activities, assets, liabilities, or partners, other than the representations, warranties, covenants, agreements and obligations set forth in this Agreement or in instruments entered into in connection with the Closing, or arising as a result of the breach of any of the provisions of this Agreement or such instruments, all of which shall not be affected by this release or waiver. For the avoidance of doubt the general mutual release contemplated herein does not constitute a release of any kind as among the parties to this Agreement other than Retiring Partner, but rather shall only constitute a general mutual release as between Retiring Partner, on the one hand, and the parties to this Agreement other than Retiring Partner, on the other hand.

4.7 Consummation of the Transactions. Subject to the terms and conditions of this Agreement, each party to this Agreement agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws to consummate the transactions contemplated by this Agreement. No party to this Agreement shall knowingly take any action that is in contravention of, or that is inconsistent with, its obligations under, and the transactions contemplated by, this Agreement or that could jeopardize or materially delay the consummation of the Transfer and the other transactions contemplated by this Agreement.

4.8 Regulatory Matters.

(a) Each party to this Agreement shall, upon request, furnish the other party to this Agreement with all information concerning itself, its respective subsidiaries, if any, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of the parties to this Agreement or any of their respective subsidiaries to any Governmental Entity in connection with the Transfer and the other transactions contemplated by this Agreement.

(b) Each party to this Agreement shall promptly furnish the other party to this Agreement with copies of written communications received by such party, or any of its respective subsidiaries or affiliates from, or delivered by any of the foregoing to, any Governmental Entity in connection with the transactions contemplated by this Agreement.

4.9 Additional Agreements. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement and, if applicable, the proper officers, managers and directors of each party to this Agreement and its respective subsidiaries, if any, shall take all such necessary action as may be reasonably requested by the other party to this Agreement.

4.10 Indemnification of the Company, TEF GP and the Partnership Retiring Partner indemnifies and agrees to hold harmless each of the Company, TEF GP, the Partnership and the Continuing Partners:

(a) from and against all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses (including reasonable attorneys’ fees) of whatever description which the Company, TEF GP, the Partnership, the Continuing Partners or any of their respective affiliates suffers or incurs by reason of any of Retiring Partner’s representations or warranties contained herein being untrue or inaccurate in any material respect, or the material breach of any of Retiring Partner’s covenants contained herein; and

(b) from and against all claims, notices, demands, actions, proceedings, litigation, investigations, judgments, damages, losses, costs (including reasonable attorneys’ fees), expenses or liability made or suffered by any third party in relation to a matter which constitutes, or circumstances that constitute, a material breach of any of Retiring Partner’s representations, warranties or covenants contained herein.

4.11 Indemnification of Retiring Partner. Each of the Company, TEF GP and the Partnership, jointly and severally, indemnifies and agrees to hold harmless Retiring Partner:

(a) from and against all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses (including reasonable attorneys’ fees) of whatever description which Retiring Partner or any of its affiliates suffers or incurs by reason of any of any of the Company’s, TEF GP’s or the Partnership’s representations or warranties or contained herein being untrue or inaccurate in any material respect, or the material breach of any of the Company’s, TEF GP’s or the Partnership’s covenants contained herein; and

(b) from and against all claims, notices, demands, actions, proceedings, litigation, investigations, judgments, damages, losses, costs (including reasonable attorneys’ fees), expenses or liability made or suffered by any third party in relation to a matter which constitutes, or circumstances that constitute, a material breach of any of the Company’s, TEF GP’s or the Partnership’s representations, warranties or covenants contained herein.

4.12 Affirmative Covenants. From and after the Effective Date, the Company and the Partnership covenant and agree that until Retiring Partner has received payment in full of the Redemption Consideration, the Company and the Partnership will comply with the following provisions:

(a) Taxes. The Company will cause the Partnership to file all tax returns required to be filed in any jurisdiction and, to the extent applicable, to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on the Partnership or any of its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of the Partnership, provided that the Partnership need not pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Partnership on a timely basis in good faith and in appropriate proceedings, and the

Partnership has established adequate reserves therefore in accordance with generally accepted accounting principles on the books of the Partnership or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Purchaser Material Adverse Effect.

(b) Insurance. The Company will cause the Partnership to maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. If requested by Retiring Partner from time to time, the Partnership shall furnish to Retiring Partner certificate(s) of insurance reflecting such coverages.

(c) Existence. The Company will cause the Partnership to at all times preserve and keep in full force and effect the partnership existence of the Partnership (unless merged into the Company or an affiliate of the Company) and all rights and franchises of the Partnership unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not reasonably be expected to have a Purchaser Material Adverse Effect.

(d) Adjusted EBITDA Coverage Ratio. The Company will cause the Partnership to maintain the ratio of the average quarterly Adjusted EBITDA of the Partnership for the trailing four Calendar Quarters to the greater of (x) the Minimum Quarterly Distribution or (y) the quarterly average of actual distributions received by Retiring Partner in respect of such trailing four Calendar Quarter period, to at least 1.75 to 1; provided, however, that the Partnership shall not be in breach of this Section 4.12(d) unless the same is not cured as of the end of the following Calendar Quarter. For purposes of this Agreement, “Adjusted EBITDA” shall mean the earnings (or net operating profit) of the Partnership before reduction for interest, taxes, depreciation, and amortization, determined in accordance with generally accepted accounting principles, but after the payment or accrual for all interest and debt service obligations of the Partnership for the relevant Calendar Quarter(s).

(e) Financial Statements. The Company shall continue to send copies of the financial statements of the Partnership to Retiring Partner pursuant to Section 22.3 of the Partnership Agreement as if Retiring Partner were a partner of the Partnership, which financial statements Retiring Partner shall keep confidential.

(f) Management of the Funds. The Partnership, the Company, and TEF GP, will act in good faith and use commercially reasonable efforts to ensure that (i) the Partnership continues as investment advisor and servicing agent to the Funds (as defined in the Partnership Agreement) and (ii) TEF GP remains the general partner of the Funds.

(g) Notice of Change in Equity of the Partnership, the Company or TEF GP. The Partnership, the Company, TEF GP and the Continuing Partners shall provide written notice to Retiring Partner of any proposed transfer or issuance of any equity interest in the Partnership, the Company or TEF GP promptly, but in no event less than 10 Business Days prior to the proposed effective date of any transfer or issuance of any equity interests in the Partnership, the Company or TEF GP. Such notice shall contain the details of any such transfer or issuance including the amount of equity interests to be transferred and the proposed transferee of such interests.

4.13 Negative Covenants. From and after the Effective Date, the Company and the Partnership covenant and agree that until Retiring Partner has received payment in full of the Redemption Consideration, the Company and the Partnership will comply with the following provisions:

(a) Sale or Merger. Each of the Company and the Partnership shall not sell, lease, transfer, or otherwise dispose of all or substantially all of its properties and assets to any other person, or consolidate with, or merge into any other person, or permit any other person to merge into or sell, lease, or transfer all or substantially all of its properties and assets to the Partnership, unless (a) the surviving or transferee person is the Partnership if the Partnership is a party thereto and (b) immediately after the effectiveness of the transaction, the Partnership is not in default in the performance or observance of any of the terms, covenants, and conditions of this Agreement.

4.14 Conflicts of Interest, Non-competition.

(a) With Respect to Investment Funds Other than the Funds. Notwithstanding Section 35 of the Partnership Agreement, each Continuing Partner, the Company, TEF GP and the Partnership agree that (i) Retiring Partner shall be a third party beneficiary of Section 13.2 of the Partnership Agreement, the GP Partnership Agreement, and the LLC Agreement (the “Governing Agreements”) (ii) Retiring Partner shall be deemed to be a “Participant” under Section 13.2 of the Governing Agreements and shall be bound thereunder in accordance with their respective terms, (iii) each of the Partnership, the Company, TEF GP, the Continuing Partners and Retiring Partner shall have the right to seek specific enforcement of the provisions of Section 13.2 of the Governing Agreements, and (iv) notwithstanding Section 23.1 of the Governing Agreements, Section 13.2 of the Governing Agreement shall not be amended (and none of the Partners shall waive any of the rights and obligations under such Section 13.2 of the Governing Agreements) without the prior written consent of Retiring Partner. Retiring Partner’s rights under (i), (iii) and (iv) above shall expire and be of no further force and effect at such time as Retiring Partner has received payment in full of the Redemption Consideration. Notwithstanding Section 13.2 of the Governing Agreements, the restrictions on Retiring Partner as set forth herein and in Section 13.2 of the Governing Agreements shall terminate and no longer be effective two (2) years after the Closing Date.

(b) With Respect to the Funds. Until such time as Retiring Partner has received payment in full of the Redemption Consideration, each Continuing

Partner, Participant (as defined in the Partnership Agreement), the Company, TEF GP and the Partnership agree that he or it will not be a shareholder, member, partner, other equity interest holder, employee, agent, or sub-advisor for any investment adviser or service provider to the Funds other than through or by means of, or by contractual arrangement with, the Partnership, the Company, or TEF GP.

ARTICLE V

CONDITIONS TO CLOSING

5.1 Conditions to Each Party’s Obligation To Effect the Transfer. The respective obligation of each party to this Agreement to effect the Transfer shall be subject to the satisfaction of the following conditions:

(a) Authorizations. All authorizations, approvals, or permits, if any, of any Governmental Entity or third party that are required in connection with the lawful Transfer pursuant to this Agreement shall be duly obtained and effective as of the Closing;

(b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transfer shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal consummation of the Transfer and the other transactions contemplated by this Agreement; and

(c) Closing under Salient Agreement. The transactions contemplated under that certain Purchase and Redemption Agreement (“Salient Agreement”), dated of even date herewith, by and among Retiring Partner and the other partners of Salient Partners, L.P., shall have closed simultaneously with the transactions contemplated hereunder.

5.2 Conditions to Obligations of Retiring Partner. The obligations of Retiring Partner to effect the Transfer and the other transactions contemplated under this Agreement are also subject to the satisfaction or waiver by Retiring Partner of the following conditions:

(a) Representations and Warranties of the Company, TEF GP and the Partnership. The representations and warranties of the Company, TEF GP and the Partnership set forth in Article III shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date; and

(b) Covenants of the Company, TEF GP and the Partnership. The Company, TEF GP and the Partnership shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by the Company, TEF GP and the Partnership under this Agreement at or prior to the Closing Date.

5.3 Conditions to Obligations of the Company, TEF GP and the Partnership. The obligation of the Company, TEF GP and the Partnership to effect the Transfer and the other transactions contemplated under this Agreement are also subject to the satisfaction or waiver by the Company, TEF GP and the Partnership of the following conditions:

(a) Retiring Partner Representations and Warranties. The representations and warranties of Retiring Partner set forth in Article II shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date; and

(b) Retiring Partner Covenants. Retiring Partner shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by Retiring Partner under this Agreement at or prior to the Closing Date.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement may be terminated at any time prior to Closing:

(a) by mutual written consent of Retiring Partner, the Company, TEF GP, the Partnership and the Continuing Partners;

(b) by either Retiring Partner, on the one hand, or the Company, TEF GP, the Partnership and the Continuing Partners, on the other hand:

(i) upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final, nonappealable order enjoining or otherwise prohibiting the Transfer and the other transactions contemplated hereby;

(ii) if the Closing Date shall not have occurred on or before September 15, 2008; provided that the right to terminate this Agreement pursuant to this Section 6.1(b)(ii) shall not be available to any party hereto if its failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to have occurred on or before such date;

(iii) there shall have been a material breach of or any inaccuracy in any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Closing (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); or

(iv) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Closing (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); or

(c) by any party upon written notice to the other parties at any time following the termination of the Salient Agreement; provided that the right to terminate this Agreement pursuant to this Section 6.1(c) shall not be available to such party if it terminated the Salient Agreement and was not entitled to do so.

6.2 Effect of Termination. In the event of termination of this Agreement prior to Closing by any party to this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect except that (a) Section 4.5, this Section 6.2 and Article VII shall survive any termination of this Agreement and (b) notwithstanding anything to the contrary contained in this Agreement, no party to this Agreement shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement prior to such termination.

ARTICLE VII

MISCELLANEOUS

7.1 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

7.2 Amendment; No Waiver.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed on behalf of Retiring Partner, the Company and the Partnership.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

7.3 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing indefinitely (except for those which, by their terms, contemplate a shorter survival period). Notice with respect to any claim for indemnification or otherwise with respect to a breach of a representation, warranty, covenant or agreement must be given within the applicable survival period in order for such claim to be valid.

7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, (c) the expiration of five Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid, or (d) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Retiring Partner, to:

Sanders Morris Harris Group, Inc.

600 Travis, Suite 5800

Houston, Texas 77002

Attn: Mr. Ben T. Morris, CEO

Telephone: 713-250-4170

Facsimile: 713-220-5170

with a copy to:

Sanders Morris Harris Group, Inc.

600 Travis, Suite 5800

Houston, Texas 77002

Attn: Mr. John T. Unger, Senior Vice President and General Counsel

Telephone: 713-993-4645

Facsimile: 713-220-5182

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

Attn: Mr. Timothy T. Samson

Telephone: 713-951-5842

Facsimile: 832-397-8068

and

(b) if to the Company, TEF GP or the Partnership, to:

Salient Partners, L.P.

4265 San Felipe, Suite 800

Houston, Texas 77027

Attn: Mr. John A. Blaisdell, Managing Director

Telephone: 713-993-4682

Facsimile: 713-993-4098

with a copy to:

Chamberlain, Hrdlicka, White, Williams & Martin

1200 Smith Street, Suite 1400

Houston, Texas 77002

Attn: Mr. Jonathan W. DePriest

Telephone: 713-654-9631

Facsimile: 713-658-2553

and

Morgan Creek Capital Management, LLC

1414 Raleigh Road, Suite 445

Chapel Hill, NC 27517

Attn: Mr. Mark W. Yusko

Telephone: 919-933-4004

Facsimile: 919-933-4048

with a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attn: Mr. James E. Abbott

Telephone: 212-574-1226

Facsimile: 212-480-8421

7.5 Interpretation; Construction; Time of the Essence. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The rule of contract construction that a contract shall be construed against the draftsman thereof shall have no application to this Agreement or any of the ancillary agreements, documents or instruments contemplated hereby, and the parties acknowledge the arms-length nature of this Agreement and such related agreements and their respective representation by counsel of their own choosing. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” Time is of the essence in the performance of the parties’ respective obligations under this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Partnership Agreement. In the event of any inconsistency between this Agreement and the Partnership Agreement, the provisions of this Agreement shall control.

7.6 Headings; Schedules. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

7.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersede all prior agreements and understandings (written and oral), among the parties with respect to the subject matter of this Agreement.

7.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.10 Arbitration; Governing Law. All claims, disputes or controversies arising out of, in connection with or in relation to this Agreement and regardless of whether any such claim, dispute or controversy is based or claimed to be based in whole or in part on a claim by either party of breach of this Agreement by the other party shall be decided by resort to arbitration utilizing a single arbitrator in accordance with the Commercial Rules of the American Arbitration Association in force at the time of the arbitration. The arbitration shall be held in Houston, Texas. Texas law shall apply to this Agreement and the arbitration proceeding but excluding any principles of conflicts of laws that would invoke the laws of another jurisdiction. The decision of the arbitrator shall be final, binding and enforceable in any court of competent jurisdiction and the parties agree that there shall be no appeal from the arbitrator’s decision except as provided by applicable law. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. The right to arbitrate shall survive the termination of this Agreement. Except for the exchange of relevant, material and non-privileged documents between the parties, there shall be no interrogatories, depositions or other discovery in any arbitration hereunder. The parties acknowledge and agree that this Agreement includes activities in Interstate Commerce and that the Federal Arbitration Act, 9 U.S.C. §1 et seq shall control and apply to all arbitrations conducted hereunder, notwithstanding any state law provisions to the contrary. Notwithstanding any of the foregoing or any other provision of this Agreement, a court of competent jurisdiction shall have the power to maintain the status quo pending the arbitration of any dispute under this Section, and this Section shall not require the arbitration of an application for emergency or temporary injunctive relief by either party pending arbitration; provided, however, that the remainder of any such dispute beyond the application for emergency or temporary injunctive relief shall be subject to arbitration under this Section.

7.11 Attorneys’ Fees Recoverable. In the event any party shall maintain or commence any action, proceeding, or motion against any other party to enforce this Agreement or any provision thereof, the prevailing party therein shall be entitled to recover his actual attorneys’ fees and costs therein incurred. Each party agrees that if such party hereafter commences, joins in, or in any manner asserts against any other party any claims that are found by final decision of an arbitrator or a court of competent jurisdiction to have been released hereunder, then it will pay to the other party, in addition to any other damages caused to the other party thereby, all actual attorneys’ fees and costs incurred in defending or otherwise responding to such suit or claim.

7.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party to this Agreement, except that Retiring Partner may assign to any person this Agreement or any of Retiring Partner’s rights, interests or obligations hereunder upon at least thirty (30) days prior written notice to the Partnership and delivery to the Partnership of a written undertaking of such person acknowledging the terms and conditions of this Agreement and the Partnership Agreement and agreeing to join in this Agreement as if an original party hereto, it being acknowledged and agreed that Retiring Partner will remain liable for its breach of representations, warranties, covenants, agreements and obligations hereunder unless otherwise affirmatively agreed in writing by all of the parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

7.13 Public Announcements. No party to this Agreement will make any public statement or issue any press release about this Agreement or the transactions contemplated by this Agreement without the approval of the other parties, except upon legal advice that such statement or release is required under applicable corporate or securities law or regulation (including, without limitation, the rules and regulations of a public securities exchange) and the issuing party has been unable, despite its good faith efforts, to obtain the prior approval of the other party.

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed and delivered by their respective officers or representatives thereunto duly authorized, in each case, as of the date first indicated above.

RETIRING PARTNER:

SANDERS MORRIS HARRIS GROUP INC.

By:	/s/ Bruce R. McMaken
Bruce R. McMaken, Executive Vice President

PARTNERSHIP:

ENDOWMENT ADVISERS, L.P.

By:	The Endowment Fund Management, LLC, Its General Partner

By:	/s/ John A. Blaisdell
John A. Blaisdell, Managing Director

TEF GP:

THE ENDOWMENT FUND GP, L.P.

By:	The Endowment Fund Management, LLC, Its General Partner

By:	/s/ John A. Blaisdell
John A. Blaisdell, Managing Director

COMPANY:

THE ENDOWMENT FUND MANAGEMENT, LLC

By:	/s/ John A. Blaisdell
John A. Blaisdell, Managing Director

CONTINUING PARTNERS: The undersigned limited partners of the Partnership are entering into this Agreement for the sole purpose of approving the amendment to the Partnership Agreement and consenting to the transactions contemplated hereunder and to ratify and confirm the release under Section 4.6, and for no other purpose.

CLASS A LIMITED PARTNERS

/s/ John A. Blaisdell
John A. Blaisdell

/s/ David C. Clifford
David C. Clifford

/s/ Andrew B. Linbeck
Andrew B. Linbeck

/s/ J. Matthew Newtown
J. Matthew Newtown

/s/ John E. Price
John E. Price

/s/ Jeremy L. Radcliffe
Jeremy L. Radcliffe

/s/ Stephen M. Reckling
Stephen M. Reckling

/s/ A. Haag Sherman
A. Haag Sherman

/s/ Stephen D. Strake
Stephen D. Strake

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/s/ Adam L. Thomas
Adam L. Thomas

SALIENT TRUST COMPANY, LTA

By:
Name:
Title:

CLASS B LIMITED PARTNER

MORGAN CREEK CAPITAL MANAGEMENT, LLC

By:	/s/ Mark W. Yusko
Mark W. Yusko, President

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